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                                                              EXHIBIT 23.1.(a)





                        CONSENT OF INDEPENDENT AUDITORS



        We consent to the incorporation by reference in this Amendment No. 4 to Registration Statements Nos. 33-64335 and 33-64335-01 of Starwood Lodging Trust and Starwood Lodging Corporation (the "Companies") on Form S-3 of our report dated March 24, 1995 on the separate and combined financial statements and financial statement schedules of Starwood Lodging Trust and Starwood Lodging Corporation appearing in the Companies' Annual Report on Form 10-K for the year ended December 31, 1995.

        We also consent to the reference to us under the heading "Experts" in the Prospectus, which is a part of the Registration Statement.


/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Los Angeles, California
March 27, 1996